SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 2, 2004

Dear Stockholder:

        I am pleased to invite you to attend the 2004 annual meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m. Eastern Standard Time on Tuesday, March 30, 2004, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts (the “Annual Meeting”). We look forward to your attending either in person or by proxy. Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. Stockholders may also access the Notice of Annual Meeting and the Proxy Statement via the Internet on the company’s website at http://www.skyworksinc.com.

        Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote via the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting via the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        If you plan to attend the Annual Meeting, please check the box on your proxy card indicating your desire to attend or indicate your intention to attend when voting by telephone or via the Internet, and save the admission ticket attached to your proxy.

        Sincerely yours,

Dwight W. Decker
Chairman of the Board

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92612 (949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 30, 2004

To the Stockholders of Skyworks Solutions, Inc.:

        The 2004 annual meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m. Eastern Standard Time on Tuesday, March 30, 2004, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts (the “Annual Meeting”) to consider and act upon the following proposals:

1.	To elect three members of the Board of Directors of the Company as Class II directors with terms expiring at the 2007 annual meeting of stockholders.

2.	To ratify the selection of KPMG LLP as independent auditors for the Company for fiscal year 2004.

3.	To transact such other business as may properly come before the 2004 Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on January 30, 2004, are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on your proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy, voted by telephone or via the Internet.

        By Order of the Board of Directors,

     DANIEL N. YANNUZZI
Vice President and Assistant Secretary

Irvine, California
February 2, 2004

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92612 (949) 231-3000

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Skyworks Solutions, Inc., a Delaware corporation (the “Company” or “Skyworks”), for use at the Company’s annual meeting of stockholders to be held on Tuesday, March 30, 2004, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts or at any adjournments thereof (the “Annual Meeting”). The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended October 3, 2003, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are expected to be mailed to stockholders on or about February 9, 2004.

        Only stockholders of record at the close of business on January 30, 2004 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 149,083,148 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ Certificate of Incorporation and By-Laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on any proposal or matter considered at the Annual Meeting. As a stockholder, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or voted by telephone or via the Internet. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or via the Internet.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

        The representation in person or by proxy of at least a majority of the outstanding common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        In the election of directors, the nominees receiving a plurality of the votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker “non-votes” will be counted toward establishment of the required quorum, but will not be counted for any purpose in determining whether a matter has been approved.

        The persons named as attorneys-in-fact in the proxies, David J. Aldrich and Paul E. Vincent, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors and FOR ratifying the selection of KPMG LLP, independent public accountants, as auditors of the Company for the 2004 fiscal year.

        If you plan to attend the Annual Meeting please be sure to check the box on your proxy card indicating your desire to attend and save the admission ticket attached to your proxy (the top portion); or, indicate your desire to attend through Skyworks’ telephone or Internet voting procedures, and save the admission ticket attached to your proxy. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to indicate such desire by telephone or via the Internet. In order to be admitted to the Annual Meeting, you will need to present your admission ticket, as well as provide a valid picture identification, such as a driver’s license or passport. If your shares are not registered in your own name, in addition to bringing your admission ticket, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring that to the Annual Meeting in order to vote.

        In order to reduce printing and postage costs, American Stock Transfer and Trust Company (“AST&T”) has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if AST&T has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92612, Attention: Investor Relations. You can also notify AST&T that you would like to receive separate copies of our Annual Report and Proxy Statement in the future by contacting AST&T at 800-937-5449 or via its website at http://www.amstock.com. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed self-addressed envelope (or voted by telephone or via the Internet, as described therein). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling AST&T directly at 800-937-5449.

        If you are a participant in the Skyworks 401(k) Savings and Investment Plan, you will receive a proxy card for the Skyworks shares you own through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of January 20, 2004, by the following individuals or entities: (i) each person who beneficially owns 5% or more of the outstanding shares of the Company’s common stock as of January 20, 2004; (ii) the Named Executives (as defined herein under the heading “Compensation of Executive Officers”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). As of January 20, 2004, there were 148,987,299 shares of Skyworks common stock issued and outstanding.

        In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that will be subject to stock options held by that person that are currently exercisable or that will become exercisable within 60 days of January 20, 2004, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares
Names and Addresses of Beneficial Owners(1)	Beneficially Owned(2)		Percent of Class

David J. Aldrich	546,331	(3)	(*	)
Kevin D. Barber	107,909	(3)(4)	(*	)
Donald R. Beall	493,922	(4)(5)	(*	)
Moiz M. Beguwala	358,050	(4)	(*	)
Dwight W. Decker	1,361,407	(4)	(*	)
Timothy R. Furey	105,750		(*	)
Liam K. Griffin	77,901	(3)	(*	)
Balakrishnan Iyer	361,822	(4)	(*	)
Allan M. Kline	5,000		(*	)
Thomas C. Leonard	80,307	(3)(6)	(*	)
George M. LeVan	92,104	(3)	(*	)
David J. McLachlan	58,850	(2)	(*	)
Paul E. Vincent (7)	236,331	(3)	(*	)
All directors and executive officers as a group	3,885,684	(3)(4)(5)	2.61%

*	Less than 1%

(1)

Each person’s address is the address of the Company. Unless otherwise noted, stockholders have sole voting and investment power with respect to shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)

Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within 60 days of January 20, 2004 (the “Current Options”), as follows: Aldrich – 491,250 shares under Current Options; Barber – 103,219 shares under Current Options; Beall – 267,995 shares under Current Options; Beguwala – 346,010 shares under Current Options; Decker – 1,310,277 shares under Current Options; Furey – 105,750 shares under Current Options; Griffin – 75,000 shares under Current Options; Iyer – 355,687 shares under Current Options; Leonard – 33,750 shares under Current Options; LeVan – 80,001 shares under Current Options; McLachlan – 56,250 shares under Current Options; Vincent – 160,500 shares under Current Options; all directors and executive officers as a group – 3,385,689 shares under Current Options.

(3)	Includes shares held in the Company’s 401(k) savings plan.

(4)

Includes shares held in savings plan(s) of Conexant Systems, Inc., and/or Rockwell Automation, Inc., resulting from the distribution of Skyworks’ shares for shares of Conexant Systems, Inc. held in those plans in connection with the merger of the wireless communications business of Conexant Systems, Inc. with Skyworks on June 25, 2002.

(5)

Excludes 3,510 shares of Company common stock, and 101,151 shares of Company common stock subject to stock options that are currently exercisable, held in trust for the benefit of third parties, all of which Mr. Beall disclaims beneficial ownership.

(6)	Excludes 1,179 shares of Company common stock held in trust for the benefit of third parties, all of which Mr. Leonard disclaims beneficial ownership.

(7)	Mr. Vincent was the Chief Financial Officer and an executive officer through January 4, 2004. He has been succeeded by Mr. Allan M. Kline as Chief Financial Officer, effective January 5, 2004.

PROPOSALS TO BE VOTED

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company’s Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the authorized number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has been duly qualified or until his earlier death, resignation or removal.

        The Board of Directors currently comprises nine members. The ninth member, added to fill an existing vacancy, is Kevin L. Beebe. Mr. Beebe was recommended for the Board of Director’s selection by our Nominating and Corporate Governance Committee, which is comprised solely of independent directors within the meaning of the applicable listing standards of The Nasdaq Stock Market (the “NASD Rules”), and he was appointed by the full Board of Directors on January 26, 2004.

    Messrs. Beebe, Furey and McLachlan are nominated for election as Class II directors to hold office until the 2007 annual meeting of stockholders and thereafter until their successors have been duly elected and qualified. The nominees have not been nominated pursuant to any arrangement or understanding with any person. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the three nominees. Each person nominated for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

        At least a majority of the members of the Board of Directors of Skyworks must be independent directors within the meaning of the applicable NASD Rules by our 2005 annual meeting of stockholders. The Company expects to have a majority of independent directors on its Board of Directors by the deadline mandated under the NASD Rules. In connection with these compliance efforts, the Company currently expects that one or more non-independent directors will resign from our Board of Directors prior to the 2005 annual meeting of stockholders. Accordingly, the Board of Directors has unanimously determined to reclassify certain directors to avoid the potential re-election at the 2004 Annual Meeting of any non-independent directors who may resign in the coming year as additional independent directors are elected to the Board of Directors. The Board of Directors, as reclassified, is set forth below.

        The following table sets forth the nominees to be elected at the Annual Meeting and, for each director whose term of office will extend beyond the Annual Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company, the year each nominee’s or director’s term will expire and class of director of each nominee and each director:

Nominee’s or Director’s Name		Year Term	Class of
and Year He or She First Became a Director	Position(s) with the Company	Will Expire	Director

Nominees:
Kevin L. Beebe (2004) (1) (2) (3)	Non-Employee Director	2007	II
Timothy R. Furey (1998) (1) (2) (3)	Non-Employee Director	2007	II
David J. McLachlan (2000) (1) (2) (3)	Non-Employee Director	2007	II
Continuing Directors:
Donald R. Beall (2002)	Non-Employee Director	2006	I
Balakrishnan S. Iyer (2002)	Non-Employee Director	2006	I
Thomas C. Leonard (1996)	Non-Employee Director	2006	I
David J. Aldrich (2000)	President, Chief Executive Officer and Director	2005	III
Moiz M. Beguwala (2002)	Non-Employee Director	2005	III
Dwight W. Decker (2002)	Non-Employee Director and Chairman of the Board	2005	III

(1)     Member of the Audit Committee

(2)     Member of the Compensation Committee

(3)     Member of the Nominating and Corporate Governance Committee

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth for each director of the Company and the current executive officers of the Company, their ages and present positions with the Company:

Name	Age	Title

Dwight W. Decker	53	Chairman of the Board
David J. Aldrich	47	President, Chief Executive Officer and Director
Allan M. Kline	58	Vice President and Chief Financial Officer
Kevin D. Barber	43	Senior Vice President, RF Solutions
Liam K. Griffin	37	Vice President, Sales and Marketing
George M. LeVan	58	Vice President, Human Resources
Donald R. Beall	65	Director
Kevin L. Beebe	44	Director
Moiz M. Beguwala	57	Director
Timothy R. Furey	45	Director
Balakrishnan S. Iyer	47	Director
Thomas C. Leonard	69	Director
David J. McLachlan	65	Director

        Dwight W. Decker, age 53, has been Chairman of the Board since June 2002. Dr. Decker has also served as Chairman of the Board and Chief Executive Officer of Conexant Systems, Inc. (a broadband communication semiconductor company) since November 1998 and has served as a director since 1996. He served as Senior Vice President of Rockwell International Corporation (now, Rockwell Automation, Inc.) (electronic controls and communications); President, Rockwell Semiconductor Systems (now Conexant) from July 1998 to December 1998; Senior Vice President of Rockwell; and President, Rockwell Semiconductor Systems and Electronic Commerce prior thereto. Dr. Decker is also a director of Mindspeed Technologies, Inc. (networking infrastructure semiconductors), Pacific Mutual Holding Company (life insurance) and Jazz Semiconductor, Inc. (semiconductor wafer foundry). He is also a director or member of numerous professional and civic organizations.

        David J. Aldrich, age 47, has served as Chief Executive Officer, President and Director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1996 to May 1999, when he was appointed Executive Vice President, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined us in 1995 as our Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc., a developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions, including Manager Integrated Circuits Active Products, Corporate Vice President Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division.

        Allan M. Kline, age 58, has been Vice President and Chief Financial Officer since January 2004. Previously, he was Chief Financial Officer of Fibermark, Inc., a producer of specialty fiber based materials in 2003. Prior to this, Mr. Kline served as Chief Financial Officer for Acterna Corporation, a global communications test and management company from 1996 to 2002, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on May 6, 2003. He has also served as Chief Financial Officer for CrossComm Corp., a provider of internetworking systems from 1995 to 1996 and for Cabot Safety Corporation, a subsidiary of Cabot Corporation, a basic materials manufacturer from 1990 to 1994. Mr. Kline was also a Vice President at O’Connor, Wright Wyman, Inc., an M&A advisory firm from 2002 to 2003, and served on the Board of Directors of Acterna and CrossComm as well as the Massachusetts Telecommunications Council. He began his career at Arthur Young & Co. in 1969, where he was a partner for six years.

        Kevin D. Barber, age 43, has served as Senior Vice President and General Manager of RF Solutions since September 2003. Mr. Barber served as Senior Vice President, Operations from June 2002 to September 2003; Senior Vice President, Operations of Conexant Systems, Inc. (broadband communication semiconductors) from February 2001 to June 2002; Vice President, Internal Manufacturing from August 2000 to February 2001; Vice President, Device Manufacturing from March 1999 to August 2000; Vice President, Strategic Sourcing from November 1998 to March 1999; and Director, Material Sourcing of Rockwell Semiconductor Systems (now Conexant) from May 1997 to November 1998. Prior to this, Mr. Barber held various engineering and operational roles at Rockwell Semiconductor Systems since April 1984.

        Liam K. Griffin, age 37, has served as Vice President, Sales and Marketing since August 2001. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems.

        George M. LeVan, age 58, has served as Vice President, Human Resources since June 2002. Previously, Mr. LeVan served as Director, Human Resources, from 1991 to 2002 and has managed our human resource department since joining us in 1982. Prior to 1982, he held human resources positions at Data Terminal Systems, Inc., W.R. Grace & Co., Compo Industries, Inc. and RCA.

        Donald R. Beall, age 65, has been a director since June 2002. He retired from Rockwell International Corporation in 1998, after serving as Chairman, Chief Executive Officer or President for nearly 20 years. Mr. Beall is Chairman of the Executive Committee, and advisor to and a director of Rockwell Collins, Inc. (avionics and communications). Mr. Beall is also a director of Conexant Systems, Inc., Mindspeed Technologies, Inc., Jazz Semiconductor, Inc. and CT Realty. He is a former director of The Procter & Gamble Company, Amoco Corporation, ArvinMeritor, Inc., Rockwell International Corporation and The Times Mirror Company. He is a trustee of California Institute of Technology, a member of various University of California, Irvine supporting organizations, and an overseer of the Hoover Institute at Stanford University. He is an investor, director, and/or advisor with several venture capital groups, private companies and investment partnerships.

        Kevin L. Beebe, age 44, has been a director since January 2004. He has been Group President of Operations at ALLTEL Corporation, a telecommunications services company, since 1998. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360º Corporation, a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager.

        Moiz M. Beguwala, age 57, has been a director since June 2002. He is an executive employee of Conexant Systems, Inc. He served as Senior Vice President and General Manager of the Wireless Communications business unit of Conexant from January 1999 to June 2002. Prior to Conexant’s spin-off from Rockwell International Corporation, Mr. Beguwala served as Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc. from October 1998 to December 1998; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor Systems, Inc. from January 1998 to October 1998; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc. from October 1995 to January 1998.

        Timothy R. Furey, age 45, has been a director since 1998. He has been Chief Executive Officer of MarketBridge, a privately-owned sales and marketing strategy and technology professional services firm, since 1991. His company’s clients include organizations such as IBM, British Telecom and other global Fortune 500 companies selling complex technology products and services into both OEM and end-user markets. Prior to 1991, Mr. Furey held a variety of consulting positions with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute.

        Balakrishnan S. Iyer, age 47, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from December 1998 to June 2003, and as a director of Conexant since February 2002. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was corporate controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Conexant, Invitrogen Corporation and QLogic Corporation.

        Thomas C. Leonard, age 69, has been a director since August 1996. From April 2000 until June 2002 he served as Chairman of the Board. From September 1999 to April 2000, he served as Chief Executive Officer. From July 1996 to September 1999, he served as President and Chief Executive Officer. Mr. Leonard joined us in 1992 as a Division General Manager and was elected a Vice President in 1994. Mr. Leonard has over thirty years’ experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

        David J. McLachlan, age 65, has been a director since 2000. He also was the Executive Vice President and Chief Financial Officer of Genzyme Corporation, a biotechnology company, from 1989 to 1999. Mr. McLachlan is currently a senior adviser to Genzyme’s Chairman and Chief Executive Officer. Prior to joining Genzyme, Mr. McLachlan served as Vice President, Finance of Adams-Russell Company, an electronic component supplier and cable television franchise owner. Mr. McLachlan also serves on the Boards of Directors of Dyax Corporation, a biotechnology company, and HearUSA, Ltd., a hearing care services company.

        As part of the terms of the merger of Alpha Industries, Inc. (“Alpha”) with the wireless business of Conexant Systems, Inc. (“Conexant”), four designees of Conexant – Donald R. Beall, Moiz M. Beguwala, Dwight W. Decker and Balakrishnan S. Iyer – were appointed to the Skyworks Board of Directors, joining four members who had been serving on the Board of Directors having been previously elected by the stockholders of Alpha. Each of the four Conexant designees to the Board of Directors continues to have a business relationship with Conexant. Mr. Decker currently serves as the Chief Executive Officer, as well as the Chairman of the Board, of Conexant. Mr. Iyer currently serves as a non-employee director of Conexant and recently retired as Conexant’s Chief Financial Officer. Mr. Beguwala is a current employee, as well as a former executive officer, of Conexant. Mr. Beall is a non-employee director of Conexant. Conexant has made, during our last full fiscal year, and proposes to make during our current fiscal year, payments to us for services in excess of five percent of our consolidated gross revenues for our last full fiscal year, and in excess of five percent of Conexant’s consolidated gross revenues for its last full fiscal year. These payments are in respect of goods and/or services provided as described in this Proxy Statement under the heading “Certain Business Relationships and Related Transactions.”

CORPORATE GOVERNANCE

        Board of Director and Stockholder Meetings: The Board of Directors met seven times during the fiscal year ended October 3, 2003 (“fiscal year 2003”). All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in fiscal year 2003. While the Company encourages all members of the Board of Directors to attend the Annual Meeting, there is no formal policy as to their attendance at each of the annual meetings of stockholders. Beginning after this Annual Meeting, the Company anticipates that a meeting of the Board of Directors will be held on the same date as the annual stockholder meeting and, accordingly, directors will be expected to be present at such stockholder meetings. A majority of the members of the Board of Directors attended the 2003 annual meeting of stockholders.

        Board of Director Independence: Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASD Rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s board members are directors or executive officers. After evaluating these factors the Board of Directors has determined that Kevin L. Beebe, Timothy R. Furey, and David J. McLachlan, are independent directors of the Company within the meaning of applicable NASD Rules.

        Independent members of the Board of Directors of the Company meet in executive session without management present, and are scheduled to do so at least two times per year. The Board of Directors has designated Timothy R. Furey as the presiding director for these meetings.

        Stockholder Communications: Our stockholders may communicate directly with the members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: 20 Sylvan Road, Woburn, MA 01801. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

        Codes of Ethics: The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics For Principal Financial Officers. Links to these codes of ethics are on the Investor Relations portion of our website at: http://www.skyworksinc.com.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees, are independent within the meaning of applicable NASD Rules and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”).

        The Board of Directors has adopted a charter for each of the three standing committees. Links to these committee charters are on the Investor Relations portion our website at: http://www.skyworksinc.com.

        Audit Committee: The members of the Audit Committee are Mr. McLachlan, who serves as the chairman, and Messrs. Beebe and Furey. Each of the members of the committee is independent within the meaning of applicable NASD Rules. The Board of Directors has determined that the Chairman of the Audit Committee, Mr. McLachlan, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

        The Audit Committee has oversight responsibility for the quality and integrity of Skyworks’ financial statements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The Audit Committee met nine times during fiscal year 2003. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the Corporation’s stockholders and to the general public; (ii) the Corporation’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4), and (5) under the Exchange Act. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors in September 2002, filed with last year’s Proxy Statement and available on the Investor Relations portion our website at: http://www.skyworksinc.com.

        In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor, KPMG, LLP. The policy requires that all services to be provided by KPMG, LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by KPMG, LLP during fiscal year 2003.

        Compensation Committee: The members of the Compensation Committee are Mr. Furey, who serves as the chairman, and Messrs. Beebe and McLachlan each of whom are non-employee directors and are also independent within the meaning of NASD Rules. The Compensation Committee met three times during fiscal year 2003. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ stock option plans.

        Nominating and Corporate Governance Committee: In November 2003 the Board of Directors renamed and reconstituted its Nominating Committee as a fully independent Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee, all of whom are independent within the meaning of the applicable NASD Rules, are Mr. Furey, who serves as the chairman, and Messrs. Beebe and McLachlan. The prior Nominating Committee held no meetings in fiscal year 2003. The reconstituted Nominating and Corporate Governance Committee held three formal meetings since its inception and several informal meetings to discuss its charter and board composition.

        The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors and its committees, including those recommendations submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies.

        It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Company and serving the long-term interest of the Company’s stockholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period; and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent for purposes of the NASD Rules, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company’s voting stock.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

        Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to the committee in accordance with the procedures set forth below in this Proxy Statement under the heading “Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors comprises Messrs. Beebe, Furey and McLachlan. No member of this committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company. No “compensation committee interlocks” existed during fiscal year 2003.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF KPMG LLP AS
INDEPENDENT AUDITORS OF THE COMPANY

        The Audit Committee, subject to stockholder approval, has selected KPMG LLP as the Company’s independent auditors for the current fiscal year ending October 1, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP were the independent auditors for the Company for the fiscal year ended October 3, 2003, and have been the independent auditors for the Company’s predecessor, Alpha Industries, Inc., since 1975. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. We are asking the stockholders to ratify the appointment of KPMG, LLP as the Company’s independent auditors for the fiscal year 2004.

        Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

        Stockholder ratification of the selection of KPMG LLP as the Company’s independent public accountants is not required by the Company’s By-Laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

AUDIT FEES

        KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2003 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2003.

Fee Category	Fiscal Year 2003	% of Total	Fiscal Year 2002	% of Total
Audit Fees	$426,000	42%	$445,000	75%
Audit-Related Fees	$221,600	22%	$52,000	9%
Tax Fees	$160,100	16%	$93,000	16%
All Other Fees	$202,300	20%	$--	0%

Total Fees	$1,010,000	100%	$590,000	100%

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

        KPMG LLP did not provide any services related to the financial information systems design and implementation during fiscal year 2003.

        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending October 1, 2004. Abstentions and broker “non-votes” will be counted toward a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS INDEPENDENT AUDITORS OF THE COMPANY

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that Skyworks specifically incorporates it by reference into such filing.

        The Compensation Committee, which is comprised solely of independent directors within the meaning of applicable NASD Rules and non-employee directors within the meaning of Section 162 of the Internal Revenue Code and Rule 16b-3 under the Exchange Act, is responsible for determining the compensation to be paid to the Chief Executive Officer of Skyworks, each of the Company’s executive officers, and any other officers or employees who report directly to the Chief Executive Officer (collectively, the “Senior Executives”). The committee approves and continually evaluates our compensation policies applicable to the Senior Executives, including the Chief Executive Officer, and reviews the performance of such Senior Executives. The committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value and its objectives are to provide: (1) levels of compensation that enable Skyworks to attract and retain key talent needed to obtain its business objectives; (2) variable compensation opportunities linked directly to Company performance; and (3) equity compensation opportunities that link executive compensation to stockholder value. The elements of compensation for the Senior Executives are base salary, short-term cash incentives, and long-term stock-based incentives.

        Compensation for Skyworks’ Senior Executives, including salary and short-term and long-term incentives, is established at levels intended to be competitive with the compensation of comparable executives in similar companies. The Compensation Committee periodically utilizes studies from independent compensation experts on executive compensation in comparable high technology and semiconductor companies. Based on these studies, the Compensation Committee establishes base salaries, incentive bonuses and long-term incentives so as to target the overall compensation at near the median of the range indicated by the studies. In establishing individual compensation, the Compensation Committee considers the individual experience and performance of the executive, as well as the performance of Skyworks. The Chief Executive Officer is not present during voting or deliberations of the Compensation Committee concerning his compensation. However, the Compensation Committee does consider the recommendations of the Chief Executive Officer regarding the compensation of the other Senior Executives.

        Short-term incentive compensation for each Senior Executive is established annually by the Compensation Committee by tying a significant portion of each Senior Executive’s total cash compensation to the accomplishment of specific financial objectives. The Compensation Committee established aggressive forward-looking incentive targets for Skyworks’ Senior Executives for fiscal year 2003. Due to the challenging business environment in that time period, the Company did not achieve these targets. Consequently, no short-term incentive compensation was awarded to Skyworks’ Senior Executives for fiscal year 2003.

        The Compensation Committee provides our Senior Executives with long-term incentive compensation under Skyworks’ long-term incentive plan (the “LTIP”). Under the LTIP, the Compensation Committee has, in the past, awarded nonqualified stock options, and incentive stock options. The committee is responsible for determining who should receive the grants, when the grants should be made, the exercise price per share and the number of shares to be granted. These grants are intended to tie the value of our Senior Executive’s compensation to the long-term value of Skyworks’ common stock. The stock options granted by the committee utilize vesting periods in order to encourage key employees to remain employed by Skyworks. The committee can also make restricted stock awards, which can be similarly beneficial to executives as the value of the award relates to stock price. For fiscal year 2003, no restricted stock awards were made to any Senior Executives.

        Skyworks also permits Senior Executives and other employees to purchase Skyworks common stock at a discount through the Company’s Employee Stock Purchase Plan. Skyworks’ employees, including the Senior Executives, may also participate in the Company’s 401(k) Plan, under which Skyworks’ employer contribution has in recent years been made in the form of Skyworks common stock. The committee believes that these programs, along with stock options, provide our Senior Executives with the opportunity to acquire, long-term stock ownership positions, and helps to align the executives’ interests with stockholders’ interests. The committee believes that this directly motivates Senior Executives to maximize long-term stockholder value.

        A final component of executive compensation provides executives and other highly compensated employees with a means to defer recognition of income. Senior Executives designated by the Compensation Committee may participate in this Executive Compensation Plan, which is discussed under “Executive Compensation” in the Proxy Statement.

        With regard to Mr. Aldrich, the Company’s President and Chief Executive Officer, the Compensation Committee made an overall assessment of Mr. Aldrich’s leadership in establishing and executing long-term and short-term strategic, operational and business goals for the Company. Additionally, as part of the review process, the Compensation Committee assessed Skyworks’ financial and business results compared to other companies within the high-technology industry; Skyworks’ financial performance relative to its financial performance in prior periods; Skyworks’ market competitiveness as measured by new business creation and product generation; and the health of the Skyworks organization as measured by the ability to attract and retain key employees. As a result of this review, the Compensation Committee awarded a mix of base salary and bonus opportunity, along with an equity position to align Mr. Aldrich’s compensation with the performance of Skyworks. The resulting total compensation package was in the middle range of those for chief executive officers running companies of comparable size and complexity according to studies prepared by independent compensation consultants. During fiscal year 2003, Mr. Aldrich received a base salary of $510,000. As a result of the challenging business environment that persisted during the last fiscal year, Skyworks did not exceed the performance targets that the Board of Directors had established in Mr. Aldrich’s compensation plan, and no incentive bonus was awarded to Mr. Aldrich for fiscal year 2003.

        Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain of its executive officers. However, this deduction limitation does not apply to certain “qualified performance-based compensation” within the meaning of the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m), and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.

        Based on the recommendations of the Compensation Committee, Skyworks has entered into severance agreements with certain Senior Executives. Such agreements do not guarantee salary, position or benefits, but provide salary continuation and other benefits in the event of a termination after a change in control or certain other terminations, as described in this Proxy Statement under the heading “Severance Agreements.”

THE COMPENSATION COMMITTEE
Donald R. Beall (1)
Timothy R. Furey, Chairman
David J. McLachlan

(1)

Mr. Beall was Chairman of the Compensation Committee during fiscal year 2003, the period covered by this report, but is no longer a member of such committee. Mr. Beebe became a member of the Compensation Committee upon his appointment to the Board of Directors in fiscal year 2004.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Skyworks specifically incorporates it by reference into such filing.

        The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent within the meaning of applicable NASD Rules. The Audit Committee operates under a written charter approved by the Board of Directors.

        Management is responsible for the Company’s internal control and financial reporting process. The independent accountants are responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent auditors, to review and discuss the financial statements for the year ended October 3, 2003, results of the internal and external audit examinations, evaluations of the Company’s internal controls and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures and a letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence vis-à-vis the Company.

        Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 3, 2003, as filed with the SEC.

THE AUDIT COMMITTEE
Donald R. Beall (1)
Timothy R. Furey,
David J. McLachlanChairman

(1)

Mr. Beall was a member of the Audit Committee during fiscal year 2003, the period covered by this report, but is no longer a member of such committee. Mr. Beebe became a member of the Audit Committee upon his appointment to the Board of Directors in fiscal year 2004.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table presents information about total compensation during the last three completed fiscal years for the Chief Executive Officer and the four next most highly compensated persons serving as executive officers during the year (the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year (1)	Salary	Bonus		Restricted Stock Awards (#)	Securities Underlying Option (#)	All Other Compensation (2)
David J. Aldrich	2003	$480,000	$--		--	--	$9,548
President and	2002-S	$174,462	$--		--	475,000	$--
Chief Executive Officer	2002	$351,154	$--		--	160,000	$8,922
	2001	$336,615	$--		--	150,000	$8,550

Kevin D. Barber	2003	$307,615	$--		--	--	$6,890
Senior Vice President,	2002	$253,846	$--		--	84,552	$7,685
RF Solutions	2001	$232,766	$74,850		--	14,304	$26,711	(4)

Liam K. Griffin	2003	$259,423	$115,000	(5)	--	--	$7,315
Vice President,	2002-S	$115,885	$--		--	100,000	$--
Sales and Marketing	2002	$130,039	$25,000	(5)	--	100,000	$1,062

George M. LeVan	2003	$197,885	$--		--	--	$10,334
Vice President,	2002-S	$72,692	$--		--	75,000	$3,431
Human Resources	2002	$144,807	$--		--	25,000	$6,878
	2001	$129,038	$--		--	18,467	$12,432

Paul E. Vincent (6)	2003	$255,461	$--		--	--	$9,834
Vice President and	2002-S	$112,431	$--		--	90,000	$--
Chief Financial Officer	2002	$226,385	$--		--	50,000	$8,956
	2001	$217,462	$--		--	60,000	$9,681

(1)     References to 2002-S refer to the period beginning March 29, 2002, and ending September 27, 2002. References to the Company’s 2002 and 2001 fiscal years refer to the fiscal years of Alpha Industries, Inc. ended March 31, 2002, and April 1, 2001, respectively. In connection with the merger of the wireless communications business of Conexant Systems, Inc. (the “Washington Business”) with Alpha Industries, Inc. on June 25, 2002 (the “Merger”), the Company changed its fiscal year-end from the Sunday closest to March 31 to the Friday closest to September 30.

(2)     “All Other Compensation” includes service and short-term profit-sharing awards, the Company’s contributions to the executive officer’s 401(k) plan account (including contributions for the fourth quarter of each fiscal year, which were included in the year of accrual but not distributed until the subsequent fiscal year), and the cost of term life insurance premiums.

(3)     Mr. Barber joined the Company as an executive officer in connection with the Merger on June 25, 2002. Prior to June 25, 2002, Mr. Barber was an executive officer of Washington/Mexicali. References to the fiscal year for Mr. Barber refer to the fiscal years of Skyworks ending October 3, 2003 and September 27, 2002, and the prior fiscal year of Washington/Mexicali ended September 2001. The reference to “Washington/Mexicali” refers to the Washington Business and Conexant’s semiconductor assembly, module manufacturing and test facility located in Mexicali, Mexico and certain related operations, which Skyworks acquired from Conexant immediately following the Merger.

(4)     Includes Washington/Mexicali’s contributions to the executive officer’s 401(k) and $21,154 cashout of accrued vacation.

(5)     As incentives for joining the Company in July 2001, Mr. Griffin received a sign-on bonus of $25,000 and was guaranteed a one-time bonus of $115,000.

(6)     Mr. Vincent was the Chief Financial Officer and an executive officer of the Company through January 4, 2004. He has been succeeded by Mr. Allan M. Kline, effective January 5, 2004.

        The following tables provide information about stock options granted to and exercised by each of the Named Executives in fiscal year 2003, if any, and the value of options held by each at October 3, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

        There were no stock option grants made to any of the Named Executives during fiscal year 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND
FISCAL YEAR END OPTION VALUES

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at October 3, 2003 (#)		Value of Unexercised In-The-Money Options at October 3, 2003 ($)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David J. Aldrich	--	$--	472,500	516,500	$921,036	$1,091,250
Kevin D. Barber	--	$--	103,219	68,095	$90,938	$272,813
Liam K. Griffin	--	$--	75,000	125,000	$60,625	$181,875
George M. LeVan	--	$--	80,001	79,966	$170,716	$109,125
Paul E. Vincent	--	$--	153,000	125,000	$356,300	$145,500

        The values of unexercised options in the foregoing table are based on the difference between the $9.84 closing price of Skyworks’ common stock on October 3, 2003, the end of the 2003 fiscal year, on the Nasdaq National Market, and the respective option exercise price.

LONG-TERM INCENTIVE AWARDS

        There were no long-term incentive awards granted to any of the Named Executives in fiscal year 2003.

EXECUTIVE COMPENSATION

        Our executives are eligible for awards of nonqualified stock options, incentive stock options and restricted stock awards under our applicable stock option plans. These stock option plans are administered by the Compensation Committee of the Board of Directors. Generally, the exercise price at which an executive may purchase Skyworks’ common stock pursuant to a stock option is the fair market value of Skyworks’ common stock on the date of grant. Stock options are granted subject to restrictions on vesting, with equal portions of the total grant generally vesting over a period of four years. Our stock options are subject to forfeiture (after certain grace periods) upon termination of employment, retirement, disability or death. Restricted stock awards involve the issuance of shares of common stock that may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part, if the executive terminates his or her employment with Skyworks. No restricted stock awards or stock option grants were made to Named Executives in fiscal year 2003.

        The Named Executives were also eligible to receive target incentive compensation under which a percentage of each executive’s total cash compensation is tied to the accomplishment of specific financial objectives during fiscal year 2003. As a result of a challenging economic and business environment during the fiscal year, the Company did not achieve the annual performance targets set by the Board of Directors, and no incentive bonuses were paid to any of the Named Executives with respect to fiscal year 2003, except for Liam Griffin, who was paid a guaranteed one-time bonus that was promised to him in July 2001 as an incentive for joining the Company. Named Executives also may participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”), an unfunded, non-qualified deferred compensation plan, under which participants may defer a portion of their compensation. Deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid. The Company, in its sole discretion, may make additional contributions to the accounts of participants. Participants normally receive the deferred amounts upon retirement.

COMPENSATION OF DIRECTORS

        Directors who are not employees of Skyworks are paid a quarterly retainer of $7,500 plus an additional $1,000 for each Board of Directors meeting attended in person or $500 for each Board of Directors meeting attended by telephone. Directors who serve as chairman of a committee of the Board of Directors receive an additional quarterly retainer of $625, and those who serve on a committee but are not chairman receive an additional quarterly retainer of $312.50. In addition, each new non-employee director receives an option to purchase 45,000 shares of common stock immediately following the earlier of Skyworks’ annual meeting of stockholders at which the director is first elected by the stockholders or following his initial appointment by the Board of Directors. Additionally, following each annual meeting of stockholders each director who is continuing in office or re-elected receives an option to purchase 15,000 shares of common stock. The exercise price of stock options granted to directors is equal to the fair market value of the common stock on the date of grant. During fiscal year 2001 and prior years, option grants to directors were made from the 1994 and 1997 Non-Qualified Stock Option Plans for Non-Employee Directors. Stock option grants to directors for fiscal years 2002 and 2003 were made under the 2001 Directors’ Stock Option Plan.

        In connection with his appointment to the Board of Directors, Mr. Beebe was granted an option to purchase 45,000 shares of common stock on January 27, 2004, at an exercise price equal to the fair market value of the common stock on the date of grant under our Directors’ 2001 Stock Option Plan.

        In connection with their continued service on the Board of Directors, each of Messrs. Beall, Beguwala, Decker, Furey, Iyer, Leonard and McLachlan were granted an option to purchase 15,000 shares of common stock on March 30, 2003, at an exercise price equal to the fair market value of the common stock on the date of grant.

SEVERANCE AGREEMENTS

        The Company currently has severance agreements with the Messrs. Aldrich, Barber, Griffin, Kline, LeVan and Vincent under which each is entitled to receive certain benefits in the event that his employment is terminated following a change in control of the Company, or, with the exception of Mr. Kline, if his employment is terminated by the Company without cause. In the case of Messrs. Aldrich and Vincent, each may receive salary and bonus payments and certain benefits for up to two years. In the case of Mr. Barber, he may receive salary and certain benefits for up to eighteen (18) months. In the case of Messrs. Griffin, Kline and LeVan, each may receive salary and certain benefits for up to one year. Furthermore, with respect to Messrs. Aldrich and Vincent, all of their stock options will vest immediately upon such termination. Mr. Aldrich’s severance agreement provides that he is also entitled to various benefits in the event he voluntarily terminates his employment for certain reasons. Whereas the severance provisions for Messrs. Aldrich and Vincent are indefinite, these provisions for Messrs. Barber, Griffin, Kline and LeVan expire over the next two years.

STOCK PERFORMANCE GRAPH

        The following graph shows the change in Skyworks’ cumulative total stockholder return for the last five fiscal years, based upon the market price of Skyworks’ common stock, compared with: (i) the cumulative total return on the Standard & Poor’s 500 Index and (ii) the Standard & Poor’s 500 Semiconductor Index. The graph assumes a total initial investment of $100 as of September 30, 1998, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period.

ANNUAL RETURN PERCENTAGE TABLE

	Years Ending September 30,
Company / Index	1999	2000	2001	2002	2003
SKYWORKS SOLUTIONS, INC	643.82	20.78	(43.13)	(76.61)	106.29
S&P 500 INDEX	27.80	13.28	(26.62)	(20.49)	26.75
S&P 500 SEMICONDUCTORS	93.53	31.26	(60.74)	(36.38)	90.74

INDEXED RETURNS TABLE

	Base Period	Years Ending September 30,
Company / Index	1998	1999	2000	2001	2002	2003
SKYWORKS SOLUTIONS, INC	100	743.82	898.35	510.86	119.47	246.46
S&P 500 INDEX	100	127.80	144.78	106.24	84.48	107.07
S&P 500 SEMICONDUCTORS	100	193.53	254.03	99.73	63.45	121.02

        The stock price information shown on the above stock performance graph, annual return percentage table and indexed returns table are not necessarily indicative of future price performance. Information used on the graph and in the tables was obtained from Standard & Poor’s, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        Skyworks’ common stock is traded on the Nasdaq National Market under the “SWKS” ticker symbol. Prior to June 25, 2002, Skyworks’ common stock was traded on the Nasdaq National Market under the “AHAA” ticker symbol.

        The foregoing stock performance information, including the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Skyworks specifically incorporates it by reference into such filing.

CERTAIN BUSINESS RELATIONSHIPS AND
RELATED TRANSACTIONS

        Skyworks was formed through the merger of the wireless business of Conexant Systems, Inc. and Alpha Industries, Inc. on June 25, 2002. Immediately following the Merger, the Company purchased Conexant’s semiconductor assembly and test facility located in Mexicali, Mexico and certain related operations (the “Mexicali Operations”). Shortly thereafter, Alpha changed its corporate name to Skyworks Solutions, Inc. In connection with the Merger, Skyworks and Conexant have engaged in various transactions, including, without limitation, the transactions described below.

      Senior Notes

        We issued to Conexant, and have outstanding,15% convertible senior subordinated notes in a principal amount of $45 million due June 30, 2005 (the “Senior Notes”). The Senior Notes were issued under an indenture entered into by us and Wachovia Bank, National Association, as trustee. We may redeem the Senior Notes in whole or in part, at any time after May 12, 2004, subject to a redemption premium of 3% of the then outstanding principal amount thereof. Under the terms of the Senior Notes, Conexant has the right to convert the outstanding principal amount thereof (or any portion thereof) into a number of shares of our common stock equal to the principal amount of the Senior Notes to be so converted, divided by the applicable conversion price, as determined pursuant to the terms of the Senior Notes. Upon maturity, the Senior Notes are payable in shares of our common stock based on the applicable conversion price as of the maturity date, although interest on the Senior Notes, as well as the outstanding principal if certain events of default occur, is payable by us in cash. The initial conversion price of the Senior Notes is $7.87 per share, subject to adjustment generally as follows:

o	if the average closing price per share of our common stock for the ten trading days immediately prior to, but not including, the applicable date of conversion (the “Market Price”) is less than the conversion price but greater than or equal to 80% of the then current conversion price (the “Floor Price”), the conversion price shall be adjusted to equal the Market Price; and

o	if the Market Price is less than the Floor Price, the conversion price shall be adjusted to equal the Floor Price.

        We also entered into a registration rights agreement with Conexant, which will provide for the registration under the Securities Act, as amended, of the resale by Conexant (or any transferee thereof) of the Senior Notes and the shares of our common stock underlying the Senior Notes. We have agreed to maintain the registration statement contemplated by the registration rights agreement effective and available for use until December 31, 2005, subject to certain limitations.

         Tax Allocation Agreement

        At the time of the Merger, we entered into a tax allocation agreement with Conexant, which allocates responsibilities, liabilities and benefits relating to taxation between us and our affiliates and Conexant and its affiliates. In general, Conexant is responsible for tax liabilities of the wireless business for periods prior to the Merger and we are responsible for tax liabilities of the wireless business for periods after the Merger. Subsequent to the execution of the tax allocation agreement, on November 6, 2002, we amended the tax allocation agreement to limit our indemnification obligations thereunder to a reduced set of circumstances. We remain responsible, however, for various other tax obligations and for compliance with various representations and covenants as set forth in the tax allocation agreement.

         Transition Services Agreements

        On June 25, 2002, in connection with the Merger, we entered into transition services agreements with Conexant to cover information technology services as well as other transition services following the Merger. Payments due to Conexant for the services rendered under these agreements during fiscal year 2003 totaled approximately $12 million.

        Effective November 2003, we terminated the portions of the information technology services relating to applications and programming services support, and subsequently agreed to terminate the remaining information technology services, effective May 31, 2004.

         Jazz and Conexant Wafer Supply Agreement

        Under supply agreements entered into with Conexant and Jazz Semiconductor, Inc. (“Jazz”), we receive wafer fabrication, wafer probe and certain other services from Jazz. Pursuant to these supply agreements, we are committed to obtain certain minimum wafer volumes from Jazz. Our expected minimum purchase obligations under these supply agreements are anticipated to be approximately $39 million and $13 million in fiscal 2004 and 2005, respectively. Based on our current business outlook, we anticipate purchasing approximately $110 million in wafers from Jazz during fiscal year 2004. We anticipate that these purchases could result in an obligation to Conexant of approximately $2 million in fiscal year 2004.

         Mexicali Supply Agreement

        Under a device supply and services agreement with Conexant, Conexant obtains certain semiconductor processing, packaging and testing services from us, including: assembly services; final testing; post-test processing; and shipping. Under this agreement, Conexant purchases products manufactured using technologies qualified as of the time of the agreement and, upon mutual agreement, products manufactured using certain subsequently qualified technologies. These services are generally performed at our Mexicali, Mexico facility, for a term of three years from the Merger with additional one-year renewal terms as may be mutually agreed. During fiscal year 2003, amounts due to us from Conexant were approximately $53 million under this agreement and we anticipate approximately $40 million due from them in fiscal year 2004.

OTHER PROPOSED ACTION

        As of the date of this Proxy Statement, the directors know of no business which is expected to come before the Annual Meeting other than the election of the nominees to the Board of Directors and the ratification of the selection of KPMG LLP as independent auditors for the Company for fiscal year 2004. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 (a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers to file reports of holdings and transactions of securities of Skyworks with the SEC. Based on our records, and other information, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers with respect to our fiscal year ended October 3, 2003, were timely made.

SOLICITATION EXPENSES

        Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the company, who will receive no additional compensation for any such services. We have retained Mellon Investor Services to assist in the solicitation of proxies, at a cost to the Company of approximately $7,500, plus out-of-pocket expenses.

ANNUAL REPORT ON FORM 10-K

        Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2003, as filed with the SEC are available to stockholders without charge via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92612.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2005 Annual Meeting. To be eligible for inclusion in the Company’s 2005 Proxy Statement, any such proposals must be delivered in writing to the Secretary of the Company no later than October 5, 2004, and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

        With respect to the Company’s 2005 Annual Meeting, under the Company’s By-laws, a stockholder proposal or nomination must be submitted in writing to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

        The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

ANNUAL MEETING OF STOCKHOLDERS OF

Skyworks Solutions, Inc.

March 30, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

If you plan to attend Skyworks' Annual Meeting of Stockholders, please retain this card as your admittance ticket.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

I/We consent to future access of the Annual Report and Proxy Materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareowner meeting until such consent is revoked. I understand that I may revoke my consent at any time. ☐

TO VIEW THE ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO: www.skyworksinc.com

I/We will attend the annual meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.